         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                     Three Months Ended               Six Months Ended
                                                          June 30                         June 30
                                                   ----------------------         ------------------------
                                                    1998             1997          1998              1997
                                                   -----             ----          ----              ----
Net sales . . . . . . . . . . . . . . . . . . .      $470,595     $481,334         $922,086       $956,807

Costs and expenses:
  Cost of products sold . . . . . . . . . . . .       365,317      379,113          725,969        759,171
  Selling, general and
    administrative expenses . . . . . . . . . .        46,370       47,310           92,998        101,698
  Research and development. . . . . . . . . . .         3,113        3,282            6,021          6,716
  Interest expense. . . . . . . . . . . . . . .         5,627        4,854           10,867          9,272
  Other (income). . . . . . . . . . . . . . . .          (189)        (209)            (942)          (414)
  Minority interest in net income . . . . . . .           975        1,291            1,963          2,513
                                                       ------       ------           ------         ------

  Income before income taxes. . . . . . . . . .        49,382       45,693           85,210         77,851

     Taxes based on income - cash. . . . . .  .        18,325       16,502           31,275         28,627
     Taxes based on income - deferred. . . .  .           875        1,198            1,825          1,373
                                                       ------       ------           ------         ------

Net income. . . . . . . . . . . . . . . . . . .      $ 30,182     $ 27,993         $ 52,110       $ 47,851
                                                      -------      -------          -------        -------
                                                      -------      -------          -------        -------


Basic earnings per share of common stock. . . .          $.57         $.53             $.98           $.90
                                                         ----         ----             ----           ----
                                                         ----         ----             ----           ----

Diluted earnings per share of common stock. . .          $.56         $.52             $.97           $.89
                                                         ----         ----             ----           ----
                                                         ----         ----             ----           ----

Cash dividends paid per share of common stock .          $.22         $.20             $.44           $.40
                                                         ----         ----             ----           ----
                                                         ----         ----             ----           ----

Average common shares and common
   stock equivalents outstanding. . . . . . . .        53,710       53,914           53,684         53,926
                                                       ------       ------           ------         ------
                                                       ------       ------           ------         ------

               EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                              BEMIS COMPANY, INC. AND SUBSIDIARIES
                                  CONSOLIDATED BALANCE SHEET
                                   (IN THOUSANDS OF DOLLARS)

                                                                        Jun 30           Dec 31
                              ASSETS                                     1998             1997
                              ------                                    ------           ------
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   14,761        $   13,827
Accounts receivable - net . . . . . . . . . . . . . . . . . . . .      235,595           233,547
Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . .      217,865           221,576
Prepaid expenses and deferred charges . . . . . . . . . . . . . .       41,615            47,443
                                                                     ---------         ---------

     Total current assets . . . . . . . . . . . . . . . . . . . .      509,836           516,393
                                                                     ---------         ---------

Property and equipment, net . . . . . . . . . . . . . . . . . . .      715,387           685,227

Excess of cost of investments in
   subsidiaries over net assets acquired. . . . . . . . . . . . .      167,191           150,632
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . .       38,308            10,315
                                                                     ---------         ---------
     Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .      205,499           160,947
                                                                     ---------         ---------


TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . .   $1,430,722        $1,362,567
                                                                     ---------         ---------
                                                                     ---------         ---------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current portion of long-term debt . . . . . . . . . . . . . . . .       $2,151            $2,173
Short-term borrowings . . . . . . . . . . . . . . . . . . . . . .        1,741             2,105
Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . .      179,748           195,346
Accrued salaries and wages. . . . . . . . . . . . . . . . . . . .       29,407            34,892
Accrued income and other taxes. . . . . . . . . . . . . . . . . .       24,916            16,671
                                                                     ---------         ---------
     Total current liabilities. . . . . . . . . . . . . . . . . .      237,963           251,187

Long-term debt, less current portion. . . . . . . . . . . . . . .      364,245           316,791
Deferred taxes. . . . . . . . . . . . . . . . . . . . . . . . . .       65,901            64,066
Other liabilities and deferred credits. . . . . . . . . . . . . .       55,025            56,876
                                                                     ---------         ---------
     Total liabilities. . . . . . . . . . . . . . . . . . . . . .      723,134           688,920
                                                                     ---------         ---------

Minority interest . . . . . . . . . . . . . . . . . . . . . . . .       33,738            33,762

STOCKHOLDERS' EQUITY:
   Common stock (59,056,047 and 58,643,557 shares). . . . . . . .        5,905             5,864
   Capital in excess of par value . . . . . . . . . . . . . . . .      181,909           174,562
   Retained income. . . . . . . . . . . . . . . . . . . . . . . .      655,208           626,584
   Other comprehensive income (loss). . . . . . . . . . . . . . .       (8,310)           (6,263)
   Common stock held in treasury (5,676,046 and 5,676,046 shares)     (160,862)         (160,862)
                                                                     ---------         ---------
     Total stockholders' equity . . . . . . . . . . . . . . . . .      673,850           639,885
                                                                     ---------         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . . . . .   $1,430,722        $1,362,567
                                                                     ---------         ---------
                                                                     ---------         ---------

                 EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                                BEMIS COMPANY, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENT OF CASH FLOWS
                                     (IN THOUSANDS OF DOLLARS)

                                                                         Six Months Ended
                                                                              June 30
                                                                     -------------------------
                                                                       1998             1997
                                                                       ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 52,110         $ 47,851
NON-CASH ITEMS:
  Depreciation and amortization . . . . . . . . . . . . . . . . .      45,725           41,249
  Minority interest in net income . . . . . . . . . . . . . . . .       1,963            2,513
  Deferred income taxes, non-current portion. . . . . . . . . . .       1,872            1,361
  Undistributed earnings of affiliated companies. . . . . . . . .        (509)
  (Gain) loss on sale of property and equipment . . . . . . . . .         (17)            (118)
                                                                      -------          -------
Cash provided by operations . . . . . . . . . . . . . . . . . . .     101,144           92,856

Change in working capital, net of effects of
  acquisitions and dispositions . . . . . . . . . . . . . . . . .      (7,192)         (23,097)
Net change in deferred charges and credits. . . . . . . . . . . .      (2,446)          (7,714)
                                                                      -------          -------
Net cash provided by operating activities . . . . . . . . . . . .      91,506           62,045
                                                                      -------          -------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment . . . . . . . . . . . . . . .     (74,828)         (73,893)
Business acquisitions . . . . . . . . . . . . . . . . . . . . . .     (46,319)          (6,945)
Business divestiture. . . . . . . . . . . . . . . . . . . . . . .                       27,984
Proceeds from sale of property and equipment. . . . . . . . . . .       1,419            1,577
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2              (33)
                                                                      -------          -------
Net cash used in investing activities . . . . . . . . . . . . . .    (119,726)         (51,310)
                                                                      -------          -------
CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt excluding debt assumed in
  business acquisitions . . . . . . . . . . . . . . . . . . . . .      47,454           21,290
Change in short-term debt . . . . . . . . . . . . . . . . . . . .        (329)           1,665
Cash dividends paid. . . . . . . . . . . .  . . . . . . . . . . .     (23,486)         (21,223)
Subsidiary dividends to minority stockholders . . . . . . . . . .      (1,835)          (1,835)
Common stock purchased for the treasury . . . . . . . . . . . . .                       (3,730)
Stock incentive programs and related tax effects. . . . . . . . .       7,388               51
                                                                      -------          -------
Net cash (used) provided by financing activities. . . . . . . . .      29,192           (3,782)
                                                                      -------          -------
Effect of exchange rates on cash. . . . . . . . . . . . . . . . .         (38)            (587)
                                                                      -------          -------
Net increase in cash. . . . . . . . . . . . . . . . . . . . . . .    $    934         $  6,366
                                                                      -------          -------
                                                                      -------          -------

              EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                            BEMIS COMPANY, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     PERIODS PRIOR TO 1998 HAVE BEEN REVISED TO REFLECT
                                 PROVISIONS OF SFAS NO. 130

                                                                  Capital In                  Other          Common     Total
                                                          Common  Excess Of    Retained   Comprehensive   Stock Held  Stockholder's
           (IN THOUSANDS OF DOLLARS)                      Stock   Par Value     Income    Income (Loss)   In Treasury   Equity
-----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994                               $5,572  $101,290    $446,132        ($1,474)    ($133,493)     $418,027
                                                          -------------------------------------------------------------------------
Net income for 1995                                                              85,210                                     85,210
Translation adjustment for 1995                                                                  5,211                       5,211
Pension liability adjustment, net of $2,975 tax benefit                                          4,853                       4,853
                                                                                                                          --------
Total comprehensive income                                                                                                  95,274
                                                                                                                          --------
Cash dividends paid on common stock, $.64 per share                             (33,175)                                   (33,175)
Stock incentive programs and related tax effects               28     3,421                                                  3,449
Common stock transactions related to an
  acquisition of a subsidiary company                         181    42,408                                   (4,961)       37,628
Purchase of 330,300 shares of common stock                                                                    (8,395)       (8,395)
                                                          -------------------------------------------------------------------------
Balance at December 31, 1995                               $5,781  $147,119    $498,167         $8,590     ($146,849)     $512,808
                                                          -------------------------------------------------------------------------

Net income for 1996                                                             101,081                                    101,081
Translation adjustment for 1996                                                                 (3,917)                     (3,917)
Pension liability adjustment, net of $948 tax benefit                                            1,546                       1,546
                                                                                                                          --------
Total comprehensive income                                                                                                  98,710
                                                                                                                          --------
Cash dividends paid on common stock, $.72 per share                             (37,830)                                   (37,830)
Stock incentive programs and related tax effects                2       310                                                    312
Common stock transactions related to an
  acquisition of a subsidiary company                           7     2,052                                                  2,059
Purchase of 292,000 shares of common stock                                                                    (8,962)       (8,962)
                                                          -------------------------------------------------------------------------
Balance at December 31, 1996                               $5,790  $149,481    $561,418         $6,219     ($155,811)     $567,097
                                                          -------------------------------------------------------------------------

Net income for 1997                                                             107,584                                    107,584
Translation adjustment for 1997                                                                (11,109)                    (11,109)
Pension liability adjustment, net of $842 tax benefit                                           (1,373)                     (1,373)
                                                                                                                          --------
Total comprehensive income                                                                                                  95,102
                                                                                                                          --------
Cash dividends paid on common stock, $.80 per share                             (42,418)                                   (42,418)
Stock incentive programs and related tax effects                4        47                                                     51
Common stock transactions related to an
  acquisition of a subsidiary company                          70    25,034                                                 25,104
Purchase of 139,429 shares of common stock                                                                    (5,051)       (5,051)
                                                          -------------------------------------------------------------------------
Balance at December 31, 1997                               $5,864  $174,562    $626,584        ($6,263)    ($160,862)     $639,885
                                                          -------------------------------------------------------------------------

Net income for first half of 1998                                                52,110                                     52,110
Translation adjustment for first half of 1998                                                   (2,047)                     (2,047)
                                                                                                                          --------
Total comprehensive income                                                                                                  50,063
                                                                                                                          --------
Cash dividends paid on common stock, $.44 per share                             (23,486)                                   (23,486)
Stock incentive programs and related tax effects               41     7,347                                                  7,388
                                                          -------------------------------------------------------------------------
Balance at June 30, 1998                                   $5,905  $181,909    $655,208        ($8,310)    ($160,862)     $673,850
                                                          -------------------------------------------------------------------------

        EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS
                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operation.

     It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

     For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended December 31, 1997.


COMPREHENSIVE INCOME

     In the first quarter of 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes standards for reporting and display of comprehensive income and its components. In accordance with SFAS 130, the Company has displayed the components of "Other comprehensive income (loss)" and "Comprehensive income," net of their related tax effects, in the accompanying Consolidated Statement of Stockholder's Equity. The net foreign currency translation adjustment and components thereof have no tax effect as the Company makes no provision for U.S. income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations. All prior-period data has been reclassified to conform with the provisions of SFAS 130.

TAXES BASED ON INCOME

     The Company's 1998 effective tax rate of 39% differs from the federal statutory rate of 35% primarily due to state and local income taxes.